Exhibit 10(A)

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT TO LOAN AGREEMENT (the “Amendment”) is made effective as of the 30th day of October, 2015 between MVC CAPITAL, INC., a Delaware corporation (“Borrower”), and FIRSTRUST BANK (“Bank”).

BACKGROUND

A.                                    The parties hereto entered into an Amended and Restated Loan Agreement dated June 29, 2015 (the “Amended and Restated Loan Agreement”) and wish to amend the Amended and Restated Loan Agreement as set forth below and agree to certain other matters.

B.                                    Certain defined terms used herein are set forth in the Amended and Restated Loan Agreement.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower by Bank, the parties hereto, intending to be legally bound hereby, agree that the Amended and Restated Loan Agreement is hereby amended as follows:

1.                                      Amendments.

1.1                               The definition of Maturity Date in Section 1.1(u) of the Amended and Restated Loan Agreement is hereby changed from October 31, 2015 to December 31, 2015.

1.2                               The definition of Final Revolving Availability Date in Section 1.1(o) of the Amended and Restated Loan Agreement is hereby amended to read as follows:

“Final Revolving Availability Date” means the earlier of (i) December 24, 2015, (ii) such time as the Revolving Credit Commitment as terminated under this Agreement, or (iii) the giving of any notice by Borrower or Bank of such termination pursuant to the terms of this Agreement.”

2.                                      Waiver. Bank hereby waives compliance with Section 8.1 of the Amended and Restated Loan Agreement with respect to delivery of the Borrower’s quarterly financial statements (in connection with Borrower’s filing of Forms 10-Q with the SEC) for the periods ending January 31, 2015, April 30, 2015 and July 31, 2015. Borrower agrees that it shall provide the Bank with such financial statements on or before December 31, 2015

3.                                      Except as provided in this Amendment (including the waivers contained in Section 2 hereof), Borrower hereby represents and warrants to Bank that (i) no Default or Event of Default has occurred and is continuing, and (ii) all of the representations and warranties contained in the Amended and Restated Loan Agreement are true and correct on and as of the date hereof.

4.                                      Schedule 4 attached hereto lists all of the interest payments received by U.S. Bank, N.A. from January 1, 2015 to September 30, 2015 under each of the Purchased Notes which have been purchased prior to the date hereof.

5.                                      Borrower acknowledges and agrees that all of its obligations under the Amended and Restated Note of Borrower to Bank dated as of the date hereof are part of the Bank Indebtedness which is secured by the Collateral referred to in the Amended and Restated Security Agreement dated June 29, 2015 between Borrower and Bank.

6.                                      In consideration of the entry by Bank into this Amendment, Borrower hereby waives and releases all claims and causes of actions Borrower now has, or may ever have had, against Bank.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the dale first above written.

MVC CAPITAL, INC.

By:	/s/ Scott Schuenke
Name:	Scott Schuenke
Title:	CFO

FIRSTRUST BANK

By:	/s/ Gregory K. Sudell
Name:	Gregory K. Sudell
Title:	Vice President

SCHEDULE 4

[Set forth payments received by U.S. Bank from 1/1/15 through 9/30/15]